Exhibit 99.1

Quantum Materials Increasing Quantum Dot Production Capacity to Two Metric Tons by Q2 2015 to Meet 4K LCD TV and Display Demand

Company executives to meet with major LCD manufacturers at

2015 International Consumer Electronics Show

SAN MARCOS, Texas, January 5, 2014 - Leading North American quantum dot manufacturer Quantum Materials Corp (OTCQB:QTMM) today announced it is increasing production capacity to 2000 kilograms (2 metric tons) of quantum dots and nanoparticles per annum in Q2 2015. The Company is able to leverage short development timelines to plan for increasing quantum dot production and anticipates further production expansion during the remainder of 2015.

“We have achieved quality, uniformity and scalability goals with our patented continuous-flow manufacturing process,” said Quantum Materials Corp CEO Stephen Squires, “and so are making the investments in production capacity and people to meet market demand for high-quality quantum dots. We have also made great strides in ramping-up volume production of both Cadmium-core and Cadmium-free (aka heavy-metal free) quantum dots. We perceive Cadmium-free quantum dots will drive future use, particularly in electronic goods destined for highly environmentally-regulated regions such as the European Union.”

The company has made significant capital investment in new automated nanoreactors, expanded lab space and scientific staffing to fulfill quality and quantity requirements for quantum dots in consumer electronics applications. Quantum Materials’ patented continuous-flow process produces quantum dots in the high volumes, uniformity and reliability needed for integration into UHD 4K LCD display, solid-state lighting, solar and biotech manufacturing industries. Up to this point, competitors’ batch synthesis methods have inhibited quantum dot-use in consumer electronics due to the limitations of a highly manual process in controlling quantum yield, color purity, volume production and the resultant higher production costs.

The company also released today an informative video detailing heavy–metal free quantum dot use and benefits in LCD display manufacturing.

Quantum Materials is at the forefront of Cadmium-free quantum dot development to allow manufacturers to meet and stay ahead of future environmental regulations governing dangerous materials in consumer electronic devices. Quantum dots are easily integrated into the industry-standard thin-film roll-to-roll inkjet and surface deposition technologies currently used in existing LCD display production lines and other next-generation printed electronics.

Quantum Materials executives CEO Stephen Squires and Senior Director of Business Development for Asia and the Pacific Toshi Ando are meeting with major LCD manufacturers at the 2015 International Consumer Electronics Show (CES). They will be participating in the Distributed Computing Industry Association’s (DCIA) "Internet of Things (IoT) Marathon" webcast.

About Quantum Materials Corp
Quantum Materials Corp develops and manufactures Quantum Dots and nanomaterials for use in medical, display, solar energy and lighting applications through its patent-pending volume production process. QMC's volume manufacturing methods enable consistent quality and scalable cost reductions to drive innovative discovery to commercial success. Wholly-owned subsidiary Solterra Renewable Technologies develops sustainable quantum dot solar technology.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that involve risks and uncertainties concerning business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed with the Securities and Exchange Commission ("SEC"). All documents are available through the SEC's EDGAR System at http://www.sec.gov/ or www.QMCdots.com. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

Contacts:

Business Inquiries:
Art Lamstein
Director of Marketing
415.883 4556
artlamstein@QMCdots.com

Media:
Rich Schineller
941.780.8100
rich@prmgt.com

Investor Relations:
Clay Chase
SD Torrey Hills Capital
858 456-7300
cc@sdthc.com